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                     DSET Corporation and Its Subsidiaries
                Schedule II -- Valuation and Qualifying Accounts

---------------------------------------------------------------------------------------
      Column A             Column B         Column C         Column D        Column E
---------------------------------------------------------------------------------------
                           Balance at      Charged to                       Balance at
                          Beginning of      Costs and                         End of
     Description             Period          Expenses      Deductions(a)      Period
---------------------------------------------------------------------------------------
      Year 1999

Allowance for doubtful
   accounts                 $175,979         $665,116        $241,095        $600,000

      Year 1998

Allowance for doubtful
   accounts                 $125,504         $ 50,475        $     --        $175,979

      Year 1997

Allowance for doubtful
   accounts                 $ 12,000         $113,504        $     --        $125,504

(a)   Amounts written off as uncollectible.